                                                                     EXHIBIT 4.8

         FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THIS SECURITY IS ISSUED WITH AN INDETERMINATE AMOUNT OF ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE DATE IS FEBRUARY 8, 2001, AND THE YIELD TO MATURITY FOR PURPOSES OF ACCRUING ORIGINAL ISSUE DISCOUNT IS 1% PER ANNUM.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

         THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

         THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE"), WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH COUNTRYWIDE CREDIT INDUSTRIES, INC. (THE "COMPANY" OR THE "ISSUER") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN

ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1),
(2),(3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

                       COUNTRYWIDE CREDIT INDUSTRIES, INC.
                      Liquid Yield Option(TM) Note due 2031
                              (Zero Coupon-Senior)

No. R-1                                      CUSIP:  222372 AD 6
Issue Date: February 8, 2001                 Original Issue Discount: $258.63
Issue Price:  $741.37                        (for each $1,000 Principal
(for each $1,000 Principal                   Amount at Maturity)
Amount at Maturity)

         COUNTRYWIDE CREDIT INDUSTRIES, INC., a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the Principal Amount at Maturity of FOUR HUNDRED MILLION DOLLARS ($400,000,000) on February 8, 2031.

         This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

         Additional provisions of this Security are set forth on the other side of this Security.

Dated:  February 8, 2001              COUNTRYWIDE CREDIT INDUSTRIES,
                                      INC.




                                      By:
                                          --------------------------------------
                                          Title:


TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

THE BANK OF NEW YORK, as Trustee,
certifies that this is one of the
Securities referred to in the
within-mentioned Indenture.


By:
   --------------------------------------
   Authorized Signatory

Dated:
      -----------------------------------

                         [FORM OF REVERSE SIDE OF LYON]
                      Liquid Yield Option(TM) Note due 2031
                              (Zero Coupon-Senior)


1.       Interest.

         This Security shall not bear interest, except as specified in this paragraph or in paragraphs 5 and 11 hereof. If the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 6 hereof, upon the date set for payment of the Purchase Price or Change in Control Purchase Price pursuant to paragraph 7 hereof or upon the Stated Maturity of this Security) or if interest (including contingent interest, if any) due hereon or any portion of such interest is not paid when due in accordance with paragraph 5 or 11 hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 1.00% per annum, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

         Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Security), in the period during which a Security remains outstanding, shall accrue at 1% per annum, on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Security.

2.       Method of Payment.

         Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Prices, Purchase Prices, Change in Control Purchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.       Paying Agent, Conversion Agent, Registrar and Bid Solicitation Agent.

         Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent, Conversion Agent, Registrar and Bid Solicitation Agent. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar or Bid Solicitation Agent without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar. None of the Company, any of its Subsidiaries or any of their Affiliates shall act as Bid Solicitation Agent.

4.       Indenture.

         The Company issued the Securities under an Indenture dated as of February 8, 2001 (the "Indenture"), among the Company, the Guarantor and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Securities themselves and the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

         The Securities are unsecured and unsubordinated obligations of the Company limited to $843,750,000 aggregate Principal Amount at Maturity (subject to Section 2.07 of the Indenture) and will rank equally in right of payment to all the Company's future unsecured and unsubordinated indebtedness. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.       Contingent Interest.

         Subject to the accrual and record date provisions specified in this paragraph 5, the Company shall pay contingent interest to the Holders during any six-month period (a "Contingent Interest Period") from February 8 to August 7 and from August 8 to February 7, with the initial six-month period commencing after February 8, 2006, if the average LYON Market Price for the Five-Day Period with respect to such Contingent Interest Period equals 120% or more of the sum of the Issue Price of a Security and Original Issue Discount accrued thereon to the trading day immediately preceding the first day of the relevant Contingent Interest Period.

         The amount of contingent interest payable per $1,000 Principal Amount at Maturity hereof in respect of any Contingent Interest Period shall equal the greater of (x) 0.125% of the average LYON Market Price for the Five-Day Period with respect to such Contingent Interest Period and (y) the sum of any Regular Cash Dividends paid by the Company per share of Common Stock during that Contingent Interest Period multiplied by the number of shares of Common Stock into which $1,000 Principal Amount at Maturity hereof is convertible pursuant to paragraph 9 hereof as of the accrual date for such contingent interest.

         Contingent interest, if any, will accrue and be payable to Holders as of the 15th day (whether or not a Business Day) preceding the last day of the relevant Contingent Interest Period or, if any Regular Cash Dividends are paid by the Company during a Contingent Interest Period, to Holders as of the record date for the related Regular Cash Dividend. Such payments shall be paid on the last day of the relevant Contingent Interest Period or, if Regular Cash Dividends are paid by the Company during a Contingent Interest Period, on the payment date of the related Regular Cash Dividend. Original Issue Discount will continue to accrue at 1% per annum whether or not contingent interest is paid.

         "Five-Day Period" means, with respect to any Contingent Interest Period, the five trading days ending on the second trading day immediately preceding the first day of such Contingent Interest Period; provided, however, if the Company shall have declared a Regular Cash Dividend on its Common Stock that is payable during such Contingent Interest Period but for which the record date for determining stockholders entitled thereto precedes the first day of such Contingent Interest Period, then "Five-Day Period" shall mean, with respect to such Contingent Interest Period, the five trading days ending on the second trading day immediately preceding such record date.

         "Regular Cash Dividends" means quarterly or other periodic cash dividends on the Company's Common Stock as declared by the Company's Board of Directors as part of its cash dividend payment practices and that are not designated by them as extraordinary or special or other nonrecurring dividends.

         "LYON Market Price" means, as of any date of determination, the average of the secondary market bid quotations per $1,000 Principal Amount at Maturity obtained by the Bid Solicitation Agent for $10 million Principal Amount at Maturity of Securities at approximately 4:00 p.m., New York City time, on such determination date from three recognized securities dealers in The City of New York (none of which shall be an Affiliate of the Company) selected by the Company; provided, however, if (a) at least three such bids are not obtained by the Bid Solicitation Agent or (b) in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities as of such determination date, then the LYON Market Price for such determination date shall equal the product of (i) the Conversion Rate in effect as of such determination date multiplied by (ii) the average Sale Price of the Common Stock for the five trading days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such determination date, of any event described in Section 11.06, 11.07 or 11.08 (subject to the conditions set forth in Sections 11.09 and 11.10) of the Indenture.

         Upon determination that Holders will be entitled to receive contingent interest which may become payable during a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall issue a press release and publish such information on its web site on the World Wide Web or by other appropriate means.

6.       Redemption at the Option of the Company.

         No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Prices set forth below, provided that the Securities are not redeemable prior to February 8, 2006.

         The table below shows Redemption Prices of a Security per $1,000 Principal Amount at Maturity on the dates shown below and at Stated Maturity, which prices reflect the Issue Price plus accrued Original Issue Discount calculated to each such date. The Redemption Price of a Security redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the preceding date in the table.

                                                            (1)                    (2)                     (3)
                                                           LYON              Accrued Original       Redemption Price
Redemption Date                                         Issue Price           Issue Discount            (1) + (2)
February 8:
2006.....................................                 $741.37                 $37.91               $779.28
2007.....................................                  741.37                  45.73                787.10
2008.....................................                  741.37                  53.62                794.99
2009.....................................                  741.37                  61.59                802.96
2010.....................................                  741.37                  69.64                811.01
2011.....................................                  741.37                  77.77                819.14
2012.....................................                  741.37                  85.98                827.35
2013.....................................                  741.37                  94.27                835.64
2014.....................................                  741.37                 102.65                844.02
2015.....................................                  741.37                 111.11                852.48
2016.....................................                  741.37                 119.66                861.03
2017.....................................                  741.37                 128.29                869.66
2018.....................................                  741.37                 137.01                878.38
2019.....................................                  741.37                 145.81                887.18
2020.....................................                  741.37                 154.71                896.08
2021.....................................                  741.37                 163.69                905.06
2022.....................................                  741.37                 172.77                914.14
2023.....................................                  741.37                 181.93                923.30
2024.....................................                  741.37                 191.19                932.56
2025.....................................                  741.37                 200.53                941.90
2026.....................................                  741.37                 209.98                951.35
2027.....................................                  741.37                 219.51                960.88
2028.....................................                  741.37                 229.15                970.52
2029.....................................                  741.37                 238.88                980.25
2030.....................................                  741.37                 248.70                990.07
At Stated Maturity.......................                  741.37                 258.63              1,000.00

         If this Security has been converted to a semi-annual coupon note following the occurrence of a Tax Event, the Redemption Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion to the Redemption Date.

         In addition to the Redemption Price payable with respect to all Securities or portions thereof to be redeemed as of a Redemption Date, the Holders of such Securities (or portions thereof) shall be entitled to receive accrued and unpaid contingent interest, if any, with respect thereto, which contingent interest shall be paid in cash on the Redemption Date.

7.       Purchase by the Company at the Option of the Holder.

         Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount at Maturity, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is at least 20 Business Days prior to such Purchase Date until the close of business on the Business Day immediately preceding such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

           Purchase Date                          Purchase Price
         ----------------                         --------------
         February 8, 2004                            $763.89
         February 8, 2006                            $779.28
         February 8, 2011                            $819.14
         February 8, 2016                            $861.03
         February 8, 2021                            $905.06
         February 8, 2026                            $951.35


         The Purchase Price (equal to the Issue Price plus accrued Original Issue Discount to the Purchase Date) may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof.

         If prior to a Purchase Date this Security has been converted at the option of the Company to a semi-annual coupon note following the occurrence of a Tax Event, the Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Purchase Date.

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or a portion of the Securities in integral multiples of $1,000 Principal Amount at Maturity held by such Holder no later than 35 Business Days after the occurrence of a Change in Control of the Company or the Guarantor occurring on or prior to February 8, 2006 for a Change in Control Purchase Price for each $1,000 Principal Amount at Maturity for such Securities equal to the Issue Price plus accrued Original Issue Discount to the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash. If prior to a Change in Control Purchase Date this Security has been converted at the option of the Company to a semi-annual coupon note following the occurrence of a Tax Event, the Change in Control Purchase Price shall be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Change in Control Purchase Date.

         In addition to the Purchase Price or Change in Control Purchase Price, as the case may be, payable with respect to all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, the Holders of such Securities (or portions thereof) shall be entitled to receive accrued and unpaid contingent interest, if any, with respect thereto, which contingent interest shall be paid in cash promptly following the later of the Purchase Date or the Change in Control Purchase Date, as the case may be and the time of delivery of such Securities to the Paying Agent pursuant to the Indenture.

         Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         If cash (and/or securities if permitted under the Indenture) sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of, together with any accrued and unpaid contingent interest with respect to, all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, Original Issue Discount and interest (including contingent interest), if any, shall cease to accrue on such Securities (or portions thereof) immediately after such Purchase Date or Change in Control Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, and accrued and unpaid contingent interest, if any, upon surrender of such Security).

8.       Notice of Redemption.

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of, and accrued and unpaid contingent interest, if any, with respect to, all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date, Original Issue Discount and interest (including contingent interest), if any, shall cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount at Maturity may be redeemed in part but only in integral multiples of $1,000 of Principal Amount at Maturity.

9.       Conversion.

         Subject to the provisions of this paragraph 9 and the term of the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, Holders may convert the Securities into Common Stock on a Conversion Date in any calendar quarter (and only during such calendar quarter) if, as of the last day of the preceding calendar quarter, the Sale Price of the Common Stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of such preceding calendar quarter is greater than the conversion trigger price. The "conversion trigger price" for any calendar quarter shall be a reference percentage, beginning at 135%, and declining 0.21% per quarter thereafter, of the accreted conversion price per share of Common Stock on the last trading day of such preceding calendar quarter.

         The "accreted conversion price" per share of Common Stock as of any day equals the quotient of:

         o the Issue Price plus accrued Original Issue Discount to that day, divided by

         o the number of shares of Common Stock issuable upon conversion of $1,000 Principal Amount at Maturity of Securities on that day.

         For illustrative purposes only, the table below shows the conversion trigger price per share of Common Stock in respect of each of the first 20 calendar quarters. These prices reflect the accreted conversion price per share of Common Stock (assuming that no events occurred requiring an adjustment to the initial Conversion Rate of 11.57 shares of Common Stock per $1,000 Principal Amount of Maturity) multiplied by the applicable percentage for the respective calendar quarter. Thereafter, the accreted conversion price per share of Common Stock increases each calendar quarter by the accrued Original Issue Discount for the quarter and the applicable percentage declines by 0.21% per quarter. The conversion trigger price for the calendar quarter beginning January 1, 2031 is $94.98.


                                                                   (1)                 (2)                (3)
                                                                Accreted           Applicable          Conversion
                                                            Conversion Price        Reference        Trigger Price
                         Quarter                                                   Percentage           (1)x(2)
2001
     Second Quarter..................................           $64.17                135.00%            $86.63
     Third Quarter...................................            64.33                134.79%             86.71
     Fourth Quarter..................................            64.49                134.58%             86.79
2002
     First Quarter...................................            64.65                134.37%             86.87
     Second Quarter..................................            64.81                134.16%             86.96
     Third Quarter...................................            64.98                133.95%             87.04
     Fourth Quarter..................................            65.14                133.74%             87.12
2003
     First Quarter...................................            65.30                133.53%             87.20
     Second Quarter..................................            65.46                133.32%             87.28
     Third Quarter...................................            65.63                133.11%             87.36
     Fourth Quarter..................................            65.79                132.90%             87.44
2004
     First Quarter...................................            65.96                132.69%             87.52
     Second Quarter..................................            66.12                132.48%             87.60
     Third Quarter...................................            66.29                132.27%             87.68
     Fourth Quarter..................................            66.45                132.06%             87.76
2005
     First Quarter...................................            66.62                131.85%             87.83
     Second Quarter..................................            66.78                131.64%             87.91
     Third Quarter...................................            66.95                131.43%             87.99
     Fourth Quarter..................................            67.12                131.22%             88.07
2006
     First Quarter...................................            67.28                131.01%             88.15

         Subject to the provisions of this paragraph 9 and the Indenture and notwithstanding the fact any other condition to conversion has not been satisfied, Holders may convert the Securities into Common Stock on a Conversion Date during any period in which the credit rating assigned to the Securities by a Rating Agency falls below the Applicable Rating. "Rating Agency" means (1) Moody's Investors Service, Inc. and its successors ("Moody's"), (2) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., and its successors ("Standard & Poor's") or (3) if Moody's or Standard & Poor's or both of them are not making ratings of the Securities publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for Moody's or Standard & Poor's or both, as the case may be. "Applicable Rating" means (1) Baa, in the case of Moody's (or its equivalent under any successor ratings categories of Moody's), (2) BBB, in the case of Standard & Poor's (or its equivalent, under any successor ratings categories of Standard & Poor's) or (3) the equivalent in respect of ratings categories of any Rating Agencies substituted for Moody's or Standard & Poor's.

         Subject to the provisions of this paragraph 9 and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, a Holder may convert into Common Stock a Security or portion of a Security which has been called for redemption pursuant to paragraph 6 hereof, even if the Security, or any portion thereof is not subject to conversion by the Holder, but such Securities may be surrendered for conversion until the close of business on the second Business Day immediately preceding the Redemption Date.

         Subject to the provisions of this paragraph 9 and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, in the event that the Company declares a dividend or distribution described in Section 11.07 of the Indenture, or a dividend or a distribution described in Section 11.08 of the Indenture where the fair market value of such dividend or distribution per share of Common Stock, as determined in the Indenture, exceeds 15% of the Sale Price of the Common Stock on the Business Day immediately preceding the date of declaration for such dividend or distribution, the Securities may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which shall not be less than 20 days prior to the Ex-Dividend Time for such dividend or distribution, and Securities may be surrendered for conversion at any time thereafter until the close of business on the Business Day prior to the Ex-Dividend Time or until the Company announces that such dividend or distribution will not take place.

         Subject to the provisions of this paragraph 9 and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, in the event the Company is a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other property as set forth in Section 11.14 of the Indenture, the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the date of the anticipated effective time of such transaction announced by the Company until 15 days after the actual effective date of such transaction, and at the effective time of such transaction the right to convert a Security into Common Stock will be deemed to have changed into a right to convert it into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted its Security immediately prior to the transaction.

         Subject to the provisions of this paragraph 9 and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, in the event that the Guarantor is a party to any transaction in which at least a majority of the total voting power in the aggregate of all classes of Capital Stock of the Guarantor is owned by a party other than the Company, the Company's Subsidiaries or any of their respective employee benefit plans, the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the date of the anticipated effective time of such transaction announced by the Guarantor until 15 days after the actual effective date of such transaction; provided that a merger or consolidation of the Company and the Guarantor with one another only shall not cause any Security to become convertible.

         A Security in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Rate is 11.57 shares of Common Stock per $1,000 Principal Amount at Maturity, subject to adjustment for certain events described in the Indenture or this paragraph 9. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

         In the event the Company exercises its option pursuant to Section 10.01 of the Indenture to have interest in lieu of Original Issue Discount accrue on the Security following a Tax Event, the Holder will be entitled on conversion to receive the same number of shares of Common Stock such Holder would have received if the Company had not exercised such option.

         Accrued and unpaid interest in lieu of Original Issue Discount and contingent interest will not be paid on Securities that are converted; provided, however that Securities surrendered for conversion during the period, in the case of interest in lieu of Original Issue Discount, from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date or, in the case of contingent interest, from the close of business on any date on which contingent interest accrues to the opening of business on the date on which such contingent interest is payable, shall be entitled to receive such interest, in lieu of Original Issue Discount or contingent interest, as the case may be, payable on such Securities on the corresponding Interest Payment Date or the date on which such contingent interest is payable and (except Securities with respect to which the Company has mailed a notice of redemption) Securities surrendered for conversion during such periods must be accompanied by payment of an amount equal to the interest in lieu of Original Issue Discount or contingent interest with respect thereto that the registered Holder is to receive.

         To convert a Security, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

         A Holder may only convert a portion of a Security pursuant to the terms of this paragraph 9 and in accordance with the Indenture if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided herein and in the Indenture. On conversion of a Security, that portion of accrued Tax Original Issue Discount, accrued Original Issue Discount (or interest if the Company has exercised its option provided for in paragraph 11 hereof) attributable to the period from the Issue Date (or, if the Company has exercised the option referred to in paragraph 11 hereof, the later of (x) the date of such exercise and (y) the date on which interest was last paid) through the Conversion Date and (except as provided above) accrued contingent interest with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Tax Original Issue Discount and Original Issue Discount (or interest, if the Company has exercised its option provided for in paragraph 11 hereof) accrued through the Conversion Date and accrued contingent interest, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

         The Conversion Rate will be adjusted for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days at less than the Sale Price of the Common Stock at the Time of Determination; and distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions). However, no adjustment need be made if Securityholders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

         If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

         The Conversion Rate will not be adjusted for accrued Original Issue Discount or any contingent interest.

10.      Conversion Arrangement on Call for Redemption.

         Any Securities called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such Securities to the Trustee in trust for such Holders.

11.      Tax Event.

         (a) Upon the occurrence of a Tax Event, the Company may elect to pay interest on all the Securities in lieu of future Original Issue Discount at the rate of 1% per annum on a restated principal amount per $1,000 original principal amount at maturity (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued through the date of such election (the "Option Exercise Date") and shall pay such interest in cash semi-annually on February 8 and August 8 of each year (each an "Interest Payment Date") to holders of record at the close of business on the 15th calendar day immediately preceding such Interest Payment Date (each a "Regular Record Date"). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue semi-annually from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

         (b) Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States

         (c) From and after the Option Exercise Date, contingent interest provided for in paragraph 5 hereof shall cease to accrue on this Security.

12.      Defaulted Interest.

         Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 12.02 of the Indenture.

13.      Denominations; Transfer; Exchange.

         The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount at Maturity and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

14.      Persons Deemed Owners.

         The registered Holder of this Security may be treated as the owner of this Security for all purposes.

15.      Unclaimed Money or Securities.

         The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property laws. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

16.      Amendment; Waiver.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 or Section 11.14 of the Indenture, to secure the Company's obligations under this Security or to add to the Company's covenants for the benefit of the Securityholders or to surrender any right or power conferred, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, or as necessary in connection with the registration of the Securities under the Securities Act.

17.      Defaults and Remedies.

         Under the Indenture, Events of Default include (i) default in the payment of contingent interest when the same becomes due and payable or of interest which becomes due and payable upon exercise by the Company of its option provided for in paragraph 11 hereof and Article 10 of the Indenture which default in either case continues for 30 days; (ii) default in payment of the Principal Amount at Maturity (or, if the Securities have been converted to semi-annual coupon notes pursuant to paragraph 11 hereof and Section 10.01 of the Indenture following a Tax Event, the Restated Principal Amount), Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable; (iii) failure by the Company or the Guarantor to comply with any of its other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iv) (a) failure of the Company or the Guarantor to make any payment by the end of any applicable grace period after maturity of Debt in an amount (taken together with amounts in (b) below) in excess of $50,000,000, or (b) the acceleration of Debt in an amount (taken together with amounts in (a) above) in excess of $50,000,000 because of a default with respect to such Debt without such Debt having been discharged or such acceleration having been cured, waived, rescinded or annulled, subject to notice and lapse of time; provided, however, that if any such failure or acceleration referred to in (a) or (b) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to be continuing; and (v) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

18.      Trustee Dealings with the Company and the Guarantor.

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company, the Guarantor or their respective Affiliates and may otherwise deal with the Company, the Guarantor or their respective Affiliates with the same rights it would have if it were not Trustee.

19.      No Recourse Against Others.

         A director, officer, employee or stockholder, as such, of the Company or the Guarantor shall not have any liability for any obligations of the Company or the Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

20.      Authentication.

         This Security (including the Guarantee attached hereto) shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

21.      Abbreviations.

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

22.      GOVERNING LAW.

         THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

                             ----------------------

                    GUARANTEE OF COUNTRYWIDE HOME LOANS, INC.

         FOR VALUE RECEIVED, Countrywide Home Loans, Inc., a corporation duly organized and existing under the laws of the State of New York, (the "Guarantor") hereby unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee the due and punctual payment of the Principal Amount at Maturity, Issue Price, Original Issue Discount, Restated Principal Amount, Redemption Price, Purchase Price, Change of Control Purchase Price, contingent interest, if any, any Liquidated Damages payable by the Company under the Registration Rights Agreement and interest payable pursuant to
Article 10 of the Security, if any, and the cash equivalent of the Common Stock, if any, due upon a conversion pursuant to Article 11 of the Security, with respect to the Securities, when and as the same shall become due and payable, whether at maturity, by acceleration, redemption or otherwise, in accordance with the terms of such Security and of this Indenture. In case of the failure of Countrywide Credit Industries, Inc. (the "Company") punctually to pay any Principal Amount at Maturity, Issue Price, Original Issue Discount, Restated Principal Amount, Redemption Price, Purchase Price, Change of Control Purchase Price, contingent interest, if any, any Liquidated Damages payable by the Company under the Registration Rights Agreement, interest payable pursuant to
Article 10 of the Security, if any, and the cash equivalent of the Common Stock, if any, due upon a conversion pursuant to Article 11 of the Security, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon acceleration, redemption or otherwise, and as if such payment were made by the Company.

         The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute, irrevocable and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or this Indenture, any failure to enforce the provisions of any such Security or this Indenture, or any waiver, modification, consent or indulgence granted to the Company with respect thereto by the Holder of such Security or the Trustee, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that the Guarantee will not be discharged except by payment in full of the Principal Amount at Maturity, Issue Price, Original Issue Discount, Restated Principal Amount, Redemption Price, Purchase Price, Change of Control Purchase Price, contingent interest, if any, any Liquidated Damages payable by the Company under the Registration Rights Agreement, interest payable pursuant to Article 10 of the Security, if any, and the cash equivalent of the Common Stock, if any, due upon a conversion pursuant to Article 11 of the Security, and the complete performance of all other obligations contained in the Securities.

         This Guarantee will rank equally in right of payment to all the Guarantor's future unsecured and unsubordinated indebtedness.

         The Guarantor shall be subrogated to all rights of the Holder of any Security against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of the Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the Principal Amount at Maturity, Issue Price, Original Issue Discount, Restated Principal Amount, Redemption Price, Purchase Price, Change of Control Purchase Price, contingent interest, if any, interest payable pursuant to Article 10 of the Security, if any, any Liquidated Damages payable by the Company under the Registration Rights Agreement and the cash equivalent of the Common Stock, if any, due upon a conversion pursuant to Article 11 of the Security, required with respect to, all Securities of the same series shall have been paid in full.

         Notwithstanding anything to the contrary contained herein, if following any payment of amounts due under the Security by the Company to the Holders thereof it is determined by a final decision of a court of competent jurisdiction that such payment shall be avoided by a trustee in bankruptcy (including any debtor-in-possession) as a preference under 11 U.S.C. ss. 547 and such payment is paid by such holder to such trustee in bankruptcy, then and to the extent of such repayment the obligations of the Guarantor hereunder shall remain in full force and effect.

         This Guarantee shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication of such Security shall have been signed by the Trustee or on its behalf by the Trustee's authenticating agent.

        This Guarantee shall be governed by the laws of the State of New York.




Dated:  February 8, 2001                  COUNTRYWIDE HOME LOANS, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

         The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                  Countrywide Credit Industries, Inc.
                  4500 Park Granada
                  Calabasas, CA 91302
                  Att: Sandor E. Samuels, Esq., General Counsel


                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Insert assignee's soc. sec. or tax ID no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint

_____________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

                                CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box:

                                      [ ]

To convert only part of this Security, state the Principal Amount at Maturity to be converted (which must be $1,000 or an integral multiple of $1,000):

$
 -------------------------------------------------------------------------------

If you want the stock certificate made out in another person's name, fill in the form below:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Insert other person's soc. sec. or tax ID no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type other person's name, address and zip code)

--------------------------------------------------------------------------------

Date:                         Your Signature:
     ------------------------                ---------------------------------

--------------------------------------------------------------------------------
     (Sign exactly as your name appears on the other side of this Security)


Signature Guarantee:
                    ------------------------------------------------------------


                               SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

         FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THIS SECURITY IS ISSUED WITH AN INDETERMINATE AMOUNT OF ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE DATE IS FEBRUARY 8, 2001, AND THE YIELD TO MATURITY FOR PURPOSES OF ACCRUING ORIGINAL ISSUE DISCOUNT IS 1% PER ANNUM.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

         THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

         THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE"), WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH COUNTRYWIDE CREDIT INDUSTRIES, INC. (THE "COMPANY" OR THE "ISSUER") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN

ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1),
(2),(3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

                       COUNTRYWIDE CREDIT INDUSTRIES, INC.
                      Liquid Yield Option(TM) Note due 2031
                              (Zero Coupon-Senior)

No. R-2                                        CUSIP:  222372 AD 6
Issue Date: February 8, 2001                   Original Issue Discount: $258.63
Issue Price:  $741.37                          (for each $1,000 Principal
(for each $1,000 Principal                     Amount at Maturity)
Amount at Maturity)

         COUNTRYWIDE CREDIT INDUSTRIES, INC., a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the Principal Amount at Maturity of TWO HUNDRED SEVENTY-FIVE MILLION DOLLARS ($275,000,000) on February 8, 2031.

         This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

         Additional provisions of this Security are set forth on the other side of this Security.

Dated:  February 8, 2001                   COUNTRYWIDE CREDIT INDUSTRIES,
                                           INC.




                                           By:
                                              ----------------------------------
                                              Title:




TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

THE BANK OF NEW YORK, as Trustee,
certifies that this is one of the Securities referred to in the within-mentioned Indenture.


By:      ________________________
         Authorized Signatory

Dated:   ________________________

                         [FORM OF REVERSE SIDE OF LYON]
                      Liquid Yield Option(TM) Note due 2031
                              (Zero Coupon-Senior)


1.       Interest.

         This Security shall not bear interest, except as specified in this paragraph or in paragraphs 5 and 11 hereof. If the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 6 hereof, upon the date set for payment of the Purchase Price or Change in Control Purchase Price pursuant to paragraph 7 hereof or upon the Stated Maturity of this Security) or if interest (including contingent interest, if any) due hereon or any portion of such interest is not paid when due in accordance with paragraph 5 or 11 hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 1.00% per annum, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

         Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Security), in the period during which a Security remains outstanding, shall accrue at 1% per annum, on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Security.

2.       Method of Payment.

         Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Prices, Purchase Prices, Change in Control Purchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.       Paying Agent, Conversion Agent, Registrar and Bid Solicitation Agent.

         Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent, Conversion Agent, Registrar and Bid Solicitation Agent. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar or Bid Solicitation Agent without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar. None of the Company, any of its Subsidiaries or any of their Affiliates shall act as Bid Solicitation Agent.

4.       Indenture.

         The Company issued the Securities under an Indenture dated as of February 8, 2001 (the "Indenture"), among the Company, the Guarantor and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Securities themselves and the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

         The Securities are unsecured and unsubordinated obligations of the Company limited to $843,750,000 aggregate Principal Amount at Maturity (subject to Section 2.07 of the Indenture) and will rank equally in right of payment to all the Company's future unsecured and unsubordinated indebtedness. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.       Contingent Interest.

         Subject to the accrual and record date provisions specified in this paragraph 5, the Company shall pay contingent interest to the Holders during any six-month period (a "Contingent Interest Period") from February 8 to August 7 and from August 8 to February 7, with the initial six-month period commencing after February 8, 2006, if the average LYON Market Price for the Five-Day Period with respect to such Contingent Interest Period equals 120% or more of the sum of the Issue Price of a Security and Original Issue Discount accrued thereon to the trading day immediately preceding the first day of the relevant Contingent Interest Period.

         The amount of contingent interest payable per $1,000 Principal Amount at Maturity hereof in respect of any Contingent Interest Period shall equal the greater of (x) 0.125% of the average LYON Market Price for the Five-Day Period with respect to such Contingent Interest Period and (y) the sum of any Regular Cash Dividends paid by the Company per share of Common Stock during that Contingent Interest Period multiplied by the number of shares of Common Stock into which $1,000 Principal Amount at Maturity hereof is convertible pursuant to paragraph 9 hereof as of the accrual date for such contingent interest.

         Contingent interest, if any, will accrue and be payable to Holders as of the 15th day (whether or not a Business Day) preceding the last day of the relevant Contingent Interest Period or, if any Regular Cash Dividends are paid by the Company during a Contingent Interest Period, to Holders as of the record date for the related Regular Cash Dividend. Such payments shall be paid on the last day of the relevant Contingent Interest Period or, if Regular Cash Dividends are paid by the Company during a Contingent Interest Period, on the payment date of the related Regular Cash Dividend. Original Issue Discount will continue to accrue at 1% per annum whether or not contingent interest is paid.

         "Five-Day Period" means, with respect to any Contingent Interest Period, the five trading days ending on the second trading day immediately preceding the first day of such Contingent Interest Period; provided, however, if the Company shall have declared a Regular Cash Dividend on its Common Stock that is payable during such Contingent Interest Period but for which the record date for determining stockholders entitled thereto precedes the first day of such Contingent Interest Period, then "Five-Day Period" shall mean, with respect to such Contingent Interest Period, the five trading days ending on the second trading day immediately preceding such record date.

         "Regular Cash Dividends" means quarterly or other periodic cash dividends on the Company's Common Stock as declared by the Company's Board of Directors as part of its cash dividend payment practices and that are not designated by them as extraordinary or special or other nonrecurring dividends.

         "LYON Market Price" means, as of any date of determination, the average of the secondary market bid quotations per $1,000 Principal Amount at Maturity obtained by the Bid Solicitation Agent for $10 million Principal Amount at Maturity of Securities at approximately 4:00 p.m., New York City time, on such determination date from three recognized securities dealers in The City of New York (none of which shall be an Affiliate of the Company) selected by the Company; provided, however, if (a) at least three such bids are not obtained by the Bid Solicitation Agent or (b) in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities as of such determination date, then the LYON Market Price for such determination date shall equal the product of (i) the Conversion Rate in effect as of such determination date multiplied by (ii) the average Sale Price of the Common Stock for the five trading days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such determination date, of any event described in Section 11.06, 11.07 or 11.08 (subject to the conditions set forth in Sections 11.09 and 11.10) of the Indenture.

         Upon determination that Holders will be entitled to receive contingent interest which may become payable during a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall issue a press release and publish such information on its web site on the World Wide Web.

6.       Redemption at the Option of the Company.

         No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Prices set forth below, provided that the Securities are not redeemable prior to February 8, 2006.

         The table below shows Redemption Prices of a Security per $1,000 Principal Amount at Maturity on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated to each such date. The Redemption Price of a Security redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the preceding date in the table.

                                                            (1)                    (2)                   (3)
                                                           LYON              Accrued Original      Redemption Price
Redemption Date                                         Issue Price           Issue Discount            (1) + (2)
February 8:
2006.....................................                 $741.37                 $37.91               $779.28
2007.....................................                  741.37                  45.73                787.10
2008.....................................                  741.37                  53.62                794.99
2009.....................................                  741.37                  61.59                802.96
2010.....................................                  741.37                  69.64                811.01
2011.....................................                  741.37                  77.77                819.14
2012.....................................                  741.37                  85.98                827.35
2013.....................................                  741.37                  94.27                835.64
2014.....................................                  741.37                 102.65                844.02
2015.....................................                  741.37                 111.11                852.48
2016.....................................                  741.37                 119.66                861.03
2017.....................................                  741.37                 128.29                869.66
2018.....................................                  741.37                 137.01                878.38
2019.....................................                  741.37                 145.81                887.18
2020.....................................                  741.37                 154.71                896.08
2021.....................................                  741.37                 163.69                905.06
2022.....................................                  741.37                 172.77                914.14
2023.....................................                  741.37                 181.93                923.30
2024.....................................                  741.37                 191.19                932.56
2025.....................................                  741.37                 200.53                941.90
2026.....................................                  741.37                 209.98                951.35
2027.....................................                  741.37                 219.51                960.88
2028.....................................                  741.37                 229.15                970.52
2029.....................................                  741.37                 238.88                980.25
2030.....................................                  741.37                 248.70                990.07
At Stated Maturity.......................                  741.37                 258.63              1,000.00

         If this Security has been converted to a semi-annual coupon note following the occurrence of a Tax Event, the Redemption Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion to the Redemption Date.

         In addition to the Redemption Price payable with respect to all Securities or portions thereof to be redeemed as of a Redemption Date, the Holders of such Securities (or portions thereof) shall be entitled to receive accrued and unpaid contingent interest, if any, with respect thereto, which contingent interest shall be paid in cash on the Redemption Date.

7.       Purchase by the Company at the Option of the Holder.

         Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount at Maturity, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is at least 20 Business Days prior to such Purchase Date until the close of business on the Business Day immediately preceding such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

           Purchase Date                         Purchase Price
         ----------------                        --------------
         February 8, 2004                            $763.89
         February 8, 2006                            $779.28
         February 8, 2011                            $819.14
         February 8, 2016                            $861.03
         February 8, 2021                            $905.06
         February 8, 2026                            $951.35


         The Purchase Price (equal to the Issue Price plus accrued Original Issue Discount to the Purchase Date) may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof.

         If prior to a Purchase Date this Security has been converted to a semi-annual coupon note following the occurrence of a Tax Event, the Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Purchase Date.

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or a portion of the Securities in integral mutliples of $1,000 Principal Amount at Maturity held by such Holder 35 Business Days after the occurrence of a Change in Control of the Company or the Guarantor occurring on or prior to February 8, 2006 for a Change in Control Purchase Price for each $1,000 Principal Amount at Maturity for such Securities equal to the Issue Price plus accrued Original Issue Discount to the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash. If prior to a Change in Control Purchase Date this Security has been converted to a semi-annual coupon note following the occurrence of a Tax Event, the Change in Control Purchase Price shall be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Change in Control Purchase Date.

         In addition to the Purchase Price or Change in Control Purchase Price, as the case may be, payable with respect to all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, the Holders of such Securities (or portions thereof) shall be entitled to receive accrued and unpaid contingent interest, if any, with respect thereto, which contingent interest shall be paid in cash promptly following the later of the Purchase Date or the Change in Control Purchase Date, as the case may be and the time of delivery of such Securities to the Paying Agent pursuant to the Indenture.

         Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         If cash (and/or securities if permitted under the Indenture) sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of, together with any accrued and unpaid contingent interest with respect to, all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, Original Issue Discount and interest (including contingent interest), if any, shall cease to accrue on such Securities (or portions thereof) immediately after such Purchase Date or Change in Control Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, and accrued and unpaid contingent interest, if any, upon surrender of such Security).

8.       Notice of Redemption.

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of, and accrued and unpaid contingent interest, if any, with respect to, all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date, Original Issue Discount and interest (including contingent interest), if any, shall cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount at Maturity may be redeemed in part but only in integral multiples of $1,000 of Principal Amount at Maturity.

9.       Conversion.

         Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition to conversion has not been satisfied, Holders may convert the Securities into Common Stock on a Conversion Date in any calendar quarter (and only during such calendar quarter) if, as of the last day of the preceding calendar quarter, the Sale Price of the Common Stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of such preceding calendar quarter is greater than the conversion trigger price. The "conversion trigger price" for any calendar quarter shall be a reference percentage, beginning at 135%, and declining 0.21% per quarter thereafter, of the accreted conversion price per share of Common Stock on the last trading day of such preceding calendar quarter.

         The "accreted conversion price" per share of Common Stock as of any day equals the quotient of:

         o the Issue Price plus accrued Original Issue Discount to that day, divided by

         o the number of shares of Common Stock issuable upon conversion of $1,000 Principal Amount at Maturity of Securities on that day.

         For illustrative purposes only, the table below shows the conversion trigger price per share of Common Stock in respect of each of the first 20 calendar quarters. These prices reflect the accreted conversion price per share of Common Stock (assuming that no events occurred requiring an adjustment to the initial Conversion Rate of 11.57 shares of Common Stock per $1,000 Principal Amount of Maturity) multiplied by the applicable percentage for the respective calendar quarter. Thereafter, the accreted conversion price per share of Common Stock increases each calendar quarter by the accrued Original Issue Discount for the quarter and the applicable percentage declines by 0.21% per quarter.


                                                                   (1)                 (2)                (3)
                                                                Accreted           Applicable          Conversion
                                                            Conversion Price        Reference        Trigger Price
                         Quarter                                                   Percentage           (1)x(2)
2001
     Second Quarter..................................           $64.17                135.00%            $86.63
     Third Quarter...................................            64.33                134.79%             86.71
     Fourth Quarter..................................            64.49                134.58%             86.79
2002
     First Quarter...................................            64.65                134.37%             86.87
     Second Quarter..................................            64.81                134.16%             86.96
     Third Quarter...................................            64.98                133.95%             87.04
     Fourth Quarter..................................            65.14                133.74%             87.12
2003
     First Quarter...................................            65.30                133.53%             87.20
     Second Quarter..................................            65.46                133.32%             87.28
     Third Quarter...................................            65.63                133.11%             87.36
     Fourth Quarter..................................            65.79                132.90%             87.44
2004
     First Quarter...................................            65.96                132.69%             87.52
     Second Quarter..................................            66.12                132.48%             87.60
     Third Quarter...................................            66.29                132.27%             87.68
     Fourth Quarter..................................            66.45                132.06%             87.76
2005
     First Quarter...................................            66.62                131.85%             87.83
     Second Quarter..................................            66.78                131.64%             87.91
     Third Quarter...................................            66.95                131.43%             87.99
     Fourth Quarter..................................            67.12                131.22%             88.07
2006
     First Quarter...................................            67.28                131.01%             88.15

         Subject to the provisions of this paragraph 9 and notwithstanding the fact any other condition to conversion has not been satisfied, Holders may convert the Securities into Common Stock on a Conversion Date during any period in which the credit rating assigned to the

Securities by a Rating Agency falls below the Applicable Rating. "Rating Agency" means (1) Moody's Investors Service, Inc. and its successors ("Moody's"), (2) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., and its successors ("Standard & Poor's") or (3) if Moody's or Standard & Poor's or both of them are not making ratings of the Securities publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for Moody's or Standard & Poor's or both, as the case may be. "Applicable Rating" means (1) Baa, in the case of Moody's (or its equivalent under any successor ratings categories of Moody's), (2) BBB, in the case of Standard & Poor's (or its equivalent, under any successor ratings categories of Standard & Poor's) or (3) the equivalent in respect of ratings categories of any Rating Agencies substituted for Moody's or Standard & Poor's.

         Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition to conversion has not been satisfied, a Holder may convert into Common Stock a Security or portion of a Security which has been called for redemption pursuant to paragraph 6 hereof, even if the foregoing provisions have not been satisfied, but such Securities may be surrendered for conversion until the close of business on the second Business Day immediately preceding the Redemption Date.

         Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition to conversion has not been satisfied, in the event that the Company declares a dividend or distribution described in Section 11.07 of the Indenture, or a dividend or a distribution described in Section 11.08 of the Indenture where the fair market value of such dividend or distribution per share of Common Stock, as determined in the Indenture, exceeds 15% of the Sale Price of the Common Stock on the Business Day immediately preceding the date of declaration for such dividend or distribution, the Securities may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which shall not be less than 20 days prior to the Ex-Dividend Time for such dividend or distribution, and Securities may be surrendered for conversion at any time thereafter until the close of business on the Business Day prior to the Ex-Dividend Time or until the Company announces that such dividend or distribution will not take place.

         Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition to conversion has not been satisfied, in the event the Company is a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other property as set forth in Section 11.14 of the Indenture, the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the date of the anticipated effective time announced by the Company until 15 days after the actual effective date of such transaction, and at the effective time of such transaction the right to convert a Security into Common Stock will be deemed to have changed into a right to convert it into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted its Security immediately prior to the transaction.

         Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition to conversion has not been satisfied, in the event that the Guarantor is a party to any transaction in which at least a majority of the total voting power in the aggregate of all classes of Capital Stock of the Guarantor is owned by a party other than CCI, its Subsidiaries or their respective employee benefit plans, the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the date of the anticipated effective time announced by the Guarantor under 15 days after the actual effective date of such transaction.

         A Security in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Rate is 11.57 shares of Common Stock per $1,000 Principal Amount at Maturity, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

         In the event the Company exercises its option pursuant to Section 10.01 of the Indenture to have interest in lieu of Original Issue Discount accrue on the Security following a Tax Event, the Holder will be entitled on conversion to receive the same number of shares of Common Stock such Holder would have received if the Company had not exercised such option.

         Accrued and unpaid interest in lieu of Original Issue Discount and contingent interest will not be paid on Securities that are converted; provided, however that Securities surrendered for conversion during the period, in the case of interest in lieu of Original Issue Discount, from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date or, in the case of contingent interest, from the close of business on any date on which contingent interest accrues to the opening of business on the date on which such contingent interest is payable, shall be entitled to receive such interest, in lieu of Original Issue Discount or contingent interest, as the case may be, payable on such Securities on the corresponding Interest Payment Date or the date on which such contingent interest is payable and (except Securities with respect to which the Company has mailed a notice of redemption) Securities surrendered for conversion during such periods must be accompanied by payment of an amount equal to the interest in lieu of Original Issue Discount or contingent interest with respect thereto that the registered Holder is to receive.

         To convert a Security, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

         A Holder may convert a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided herein and in the Indenture. On conversion of a Security, that portion of accrued Tax Original Issue Discount, accrued Original Issue Discount (or interest if the Company has exercised its option provided for in paragraph 11 hereof) attributable to the period from the Issue Date (or, if the Company has exercised the option referred to in paragraph 11 hereof, the later of (x) the date of such exercise and (y) the date on which interest was last paid) through the Conversion Date and (except as provided above) accrued contingent interest with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Tax Original Issue Discount and Original Issue Discount (or interest, if the Company has exercised its option provided for in paragraph 11 hereof) accrued through the Conversion Date and accrued contingent interest, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

         The Conversion Rate will be adjusted for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days at less than the Sale Price of the Common Stock at the Time of Determination; and distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions). However, no adjustment need be made if Securityholders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

         If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

10.      Conversion Arrangement on Call for Redemption.

         Any Securities called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such Securities to the Trustee in trust for such Holders.

11.      Tax Event.

         (a) From and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises such option, whichever is later (the "Option Exercise Date"), at the option of the Company, interest in lieu of future Original Issue Discount shall accrue at the rate of 1% per annum on a principal amount per Security (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued through the Option Exercise Date and shall be payable semi-annually on February 8 and August 8 of each year (each an "Interest Payment Date") to holders of record at the close of business on the 15th calendar day immediately preceding such Interest Payment Date (each a "Regular Record Date"). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

         (b) Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States

         (c) From and after the Option Exercise Date, contingent interest provided for in paragraph 5 hereof shall cease to accrue on this Security.

12.      Defaulted Interest.

         Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 12.02 of the Indenture.

13.      Denominations; Transfer; Exchange.

         The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount at Maturity and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

14.      Persons Deemed Owners.

         The registered Holder of this Security may be treated as the owner of this Security for all purposes.

15.      Unclaimed Money or Securities.

         The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property laws. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

16.      Amendment; Waiver.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 or Section 11.14 of the Indenture, to secure the Company's obligations under this Security or to add to the Company's covenants for the benefit of the Securityholders or to surrender any right or power conferred, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, or as necessary in connection with the registration of the Securities under the Securities Act.

17.      Defaults and Remedies.

         Under the Indenture, Events of Default include (i) default in the payment of contingent interest when the same becomes due and payable or of interest which becomes due and payable upon exercise by the Company of its option provided for in paragraph 11 hereof which default in either case continues for 30 days; (ii) default in payment of the Principal Amount at Maturity (or, if the Securities have been converted to semi-annual coupon notes following a Tax Event, the Restated Principal Amount), Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable; (iii) failure by the Company or the Guarantor to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iv) (a) failure of the Company or the Guarantor to make any payment by the end of any applicable grace period after maturity of Debt in an amount (taken together with amounts in (b) below) in excess of $50,000,000, or
(b) the acceleration of Debt in an amount (taken together with amounts in (a) above) in excess of $50,000,000 because of a default with respect to such Debt without such Debt having been discharged or such acceleration having been cured, waived, rescinded or annulled, subject to notice and lapse of time; provided, however, that if any such failure or acceleration referred to in (a) or (b) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to be continuing; and (v) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from

Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

18.      Trustee Dealings with the Company and the Guarantor.

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company, the Guarantor or their respective Affiliates and may otherwise deal with the Company, the Guarantor or their respective Affiliates with the same rights it would have if it were not Trustee.

19.      No Recourse Against Others.

         A director, officer, employee or stockholder, as such, of the Company or the Guarantor shall not have any liability for any obligations of the Company or the Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

20.      Authentication.

         This Security (including the Guarantee attached hereto) shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

21.      Abbreviations.

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

22.      GOVERNING LAW.

         THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

                             ----------------------

                    GUARANTEE OF COUNTRYWIDE HOME LOANS, INC.


         FOR VALUE RECEIVED, Countrywide Home Loans, Inc., a corporation duly organized and existing under the laws of the State of New York, (the "Guarantor") hereby unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee the due and punctual payment of the Principal Amount at Maturity, Issue Price, Original Issue Discount, Restated Principal Amount, Redemption Price, Purchase Price, Change of Control Purchase Price, contingent interest, if any, any Liquidated Damages payable by the Company under the Registration Rights Agreement and interest payable pursuant to
Article 10 of the Security, if any, and the cash equivalent of the Common Stock, if any, due upon a conversion pursuant to Article 11 of the Security, with respect to the Securities, when and as the same shall become due and payable, whether at maturity, by acceleration, redemption or otherwise, in accordance with the terms of such Security and of this Indenture. In case of the failure of Countrywide Credit Industries, Inc. (the "Company") punctually to pay any Principal Amount at Maturity, Issue Price, Original Issue Discount, Restated Principal Amount, Redemption Price, Purchase Price, Change of Control Purchase Price, contingent interest, if any, any Liquidated Damages payable by the Company under the Registration Rights Agreement, interest payable pursuant to
Article 10 of the Security, if any, and the cash equivalent of the Common Stock, if any, due upon a conversion pursuant to Article 11 of the Security, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon acceleration, redemption or otherwise, and as if such payment were made by the Company.

         The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute, irrevocable and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or this Indenture, any failure to enforce the provisions of any such Security or this Indenture, or any waiver, modification, consent or indulgence granted to the Company with respect thereto by the Holder of such Security or the Trustee, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that the Guarantee will not be discharged except by payment in full of the Principal Amount at Maturity, Issue Price, Original Issue Discount, Restated Principal Amount, Redemption Price, Purchase Price, Change of Control Purchase Price, contingent interest, if any, any Liquidated Damages payable by the Company under the Registration Rights Agreement, interest payable pursuant to Article 10 of the Security, if any, and the cash equivalent of the Common Stock, if any, due upon a conversion pursuant to Article 11 of the Security, and the complete performance of all other obligations contained in the Securities.

         This Guarantee will rank equally in right of payment to all the Guarantor's other existing and future unsecured and unsubordinated indebtedness

         The Guarantor shall be subrogated to all rights of the Holder of any Security against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of the Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the Principal Amount at Maturity, Issue Price, Original Issue Discount, Restated Principal Amount, Redemption Price, Purchase Price, Change of Control Purchase Price, contingent interest, if any, interest payable pursuant to Article 10 of the Security, if any, any Liquidated Damages payable by the Company under the Registration Rights Agreement and the cash equivalent of the Common Stock, if any, due upon a conversion pursuant to Article 11 of the Security, required with respect to, all Securities of the same series shall have been paid in full.

         Notwithstanding anything to the contrary contained herein, if following any payment of amounts due under the Security by the Company to the Holders thereof it is determined by a final decision of a court of competent jurisdiction that such payment shall be avoided by a trustee in bankruptcy (including any debtor-in-possession) as a preference under 11 U.S.C. ss. 547 and such payment is paid by such holder to such trustee in bankruptcy, then and to the extent of such repayment the obligations of the Guarantor hereunder shall remain in full force and effect.

         This Guarantee shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication of such Security shall have been signed by the Trustee or on its behalf by the Trustee's authenticating agent.

        This Guarantee shall be governed by the laws of the State of New York.



Dated:  February 8, 2001                 COUNTRYWIDE HOME LOANS, INC.



                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

         The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                  Countrywide Credit Industries, Inc.
                  4500 Park Granada
                  Calabasas, CA 91302
                  Att: Sandor E. Samuels, Esq., General Counsel


                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:


I or we assign and transfer this Security to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Insert assignee's soc. sec. or tax ID no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint

_____________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

                                CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box:

                                      [ ]

To convert only part of this Security, state the Principal Amount at Maturity to be converted (which must be $1,000 or an integral multiple of $1,000):

$
--------------------------------------------------------------------------------

If you want the stock certificate made out in another person's name, fill in the form below:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Insert other person's soc. sec. or tax ID no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type other person's name, address and zip code)

--------------------------------------------------------------------------------

Date:                         Your Signature:
     ------------------------                -----------------------------------

--------------------------------------------------------------------------------
     (Sign exactly as your name appears on the other side of this Security)


Signature Guarantee: ______________________________________

                               SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.